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                                                                    EXHIBIT 10.9

                              AMENDMENT TO LEASE #1

      In connection with a lease currently in effect between the parties at 233, 234, 236, 238 and 240 West Cummings Park, Woburn, Massachusetts, executed on March 10, 1995 and terminating February 28, 2001, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties Management, Inc., LESSOR, and Anika Therapeutics, Inc., f/k/a Anika Research, Inc., LESSEE, hereby agree to amend said lease as follows:

1. * The size of the leased premises is hereby increased by approximately 2,985 square feet, from approximately 22,820 square feet to a new total of approximately 25,805 square feet, with the addition of 252 West Cummings Park.

2. * The Security Deposit is hereby increased by $8,500.00 from $51,000.00 to a new total of $59,500.00. LESSEE shall pay this increase upon LESSEE'S execution of this amendment.

3. The parties acknowledge and agree that 252 West Cummings Park is presently under lease to a third party whose lease terminates on or about February 28, 1999. Upon full execution of this amendment and full payment of the increase in security deposit provided for in Section 2 above, LESSOR will use reasonable efforts to obtain possession of said premises from the existing tenant prior to the termination of its lease. In the event that LESSOR fails for any reason to deliver possession of said premises by the effective date of this amendment to lease, LESSEE may deduct $3,440.21 per month from each monthly rental payment (to be apportioned for any partial month's occupancy following delivery of possession) until such time as LESSOR delivers possession of said premises to LESSEE. This abatement of rent shall be LESSEE'S sole remedy for any delay in delivery of said premises, except as otherwise provided in Section 4 below.

4. If LESSOR is unable to deliver 252 West Cummings Park to LESSEE by June 1, 1998, then Sections 1, 2 and 3 of this amendment shall be of no further force or effect, LESSOR shall refund the $8,500.00 increase in the security deposit, the annual base rent shall be decreased by $40,275.65 and the adjusted base rent shall be reduced accordingly.

5. LESSOR hereby authorizes LESSEE, at LESSEE's sole expense, to increase the capacity of the existing underground hazardous substances storage system underneath the parking area at the leased premises according to a plan to be mutually agreed upon by the parties. LESSEE shall obtain any necessary permits and LESSOR's written approval for such modifications prior to the commencement of any work, which shall comply with LESSOR'S construction specifications. LESSEE shall restore any disturbed landscaping, parking and other areas promptly upon completion of this work.

6. All reference to the underground hazardous substances storage system in Paragraph E of the Rider to Lease shall specifically apply to the enlarged underground hazardous substances storage system provided for herein.
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7.    * With reference to Section 15 of the lease, LESSEE shall include LESSOR and OWNER on LESSEE's comprehensive general liability policy as additional insureds using standard endorsement ISO Form CG 20 26 11 85 or another form approved in advance by LESSOR.

8. * LESSOR and LESSEE hereby waive any and all rights to a jury trial in any summary process or eviction proceeding in any way arising out of the lease.

9. Exhibit A to the lease is hereby deleted and replaced with the substitute Exhibit A-1 attached hereto and dated November 11, 1997.

      All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $41,282.55 annually, from a total of $315,771.75 to a new annual total of $357,054.30 or $29,754.52 per month. Annual base rent for purposes of computing any future escalations thereon shall be $348,345.65. This amendment shall be effective December 1, 1997 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

      In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 11th day of December, 1997.

LESSOR: CUMMINGS PROPERTIES                LESSEE:  ANIKA THERAPEUTICS, INC.
        MANAGEMENT, INC.

By: /s/ WS CUMMINGS                        By: /s/ SHAWN D. KINNEY
    -----------------------------------        ---------------------------------
                              President              11/21/99